EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS REPORTS
FIRST QUARTER 2020 RESULTS

DALLAS - May 21, 2020 - Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today reported financial results and performance measures for the first quarter ended March 31, 2020. The comparable performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel EBITDA assume each of the hotel properties in the Company’s hotel portfolio as of March 31, 2020 were owned as of the beginning of each of the periods presented. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2020 with the first quarter ended March 31, 2019 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

COVID-19 UPDATE
On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. In the United States, federal and local government agencies implemented emergency declarations and issued restrictions on travel, implementation of social distancing protocols, stay at home orders, limitations on gatherings and mandates to close all non-essential businesses.

In response to the impact of COVID-19 on the hospitality industry, the Company is deploying numerous strategies and protocols to protect the health and safety of its employees, guests, partners, and communities where it operates. Additionally, the Company has taken steps to ensure that it has additional financial flexibility going forward to navigate this crisis, including:

•	Currently, the Company has temporarily suspended operations at 11 properties. The Company’s remaining 2 properties are operating at reduced levels.

•	The Company worked proactively with its property managers to aggressively cut operating costs at its hotels ultimately resulting in an approximate 90% reduction in property-level staffing.

•	The Company has significantly reduced its planned spend for capital expenditures for the year from a range of $45-$65 million to a range of $15-$25 million.

•	The Company has suspended its common dividend conserving approximately $6 million per calendar quarter.

•	The Company has completely drawn down its $75 million credit facility.

•
The Company has taken proactive and aggressive actions to protect liquidity and reduce corporate expenses through compensation reductions and the curtailment of expenses resulting in an approximate 25% reduction in corporate G&A and reimbursable expenses.

•	The Company estimates that its current monthly cash utilization at its hotels given their current state

BHR Reports First Quarter Results

May 21, 2020

of either having suspended operations or operating in a limited capacity is approximately $10 million per month. The Company’s debt is all property-level, non-recourse debt (excluding its $75 million corporate credit facility) and the monthly interest is currently approximately $3 million per month. The Company’s run rate for corporate G&A and Advisory Fees is approximately $1.3 million per month.

•
The Company ended the quarter with cash and cash equivalents of $142 million and restricted cash of $45 million. The vast majority of the restricted cash is comprised of lender and manager held reserves. The Company is currently working with its property managers and lenders in order to utilize lender and manager held reserves to fund operating shortfalls. At the end of the quarter, there was also $17 million in due from third-party hotel managers, which is the Company’s cash held by one of its property managers which is also available to fund hotel operating costs.

•
Beginning on April 1, 2020, the Company did not make principal or interest payments on nearly all of its hotel loans, which constituted an “Event of Default” as such term is defined under the applicable loan documents. The Company is actively working with its lenders to arrange mutually agreeable forbearance agreements to reduce its near-term cash utilization and improve liquidity.

The anticipated negative impact of the COVID-19 crisis on economic activity and the hospitality industry continues to evolve. The crisis is expected to continue to impact the Company’s financial results during the second quarter of 2020 and beyond.

FINANCIAL AND OPERATING HIGHLIGHTS

•	Net loss attributable to common stockholders for the quarter was $15.5 million or $0.48 per diluted share.

•	Comparable RevPAR for all hotels decreased 14.8% to $206.90 during the quarter.

•	Adjusted funds from operations (AFFO) was $0.12 per diluted share for the quarter.

•	Adjusted EBITDAre was $18.5 million for the quarter.

•	Capex invested during the quarter was $7.5 million.

UPDATE ON BUSINESS INTERRUPTION INCOME
During the quarter, the Company recognized $3.6 million of business interruption (“BI”) income for the Ritz-Carlton St. Thomas related to lost profits for the period of December 2019 through February 2020 due to the impact of Hurricane Irma. The Company will continue to work with its insurers on the claims at the Ritz-Carlton St. Thomas.

CAPITAL STRUCTURE
At March 31, 2020, the Company had total assets of $1.8 billion and $1.1 billion of mortgage loans of which $49 million related to its joint venture partner’s share of the mortgage loan on the Capital Hilton and Hilton La Jolla Torrey Pines. The Company’s total combined mortgage loans had a blended average interest rate of 3.3%.

As of March 31, 2020, the Company had cash and cash equivalents of $141.8 million.

In light of the economic uncertainty arising from the COVID-19 pandemic and to protect liquidity, the Company and its Board of Directors announced a suspension of its previously announced 2020 common stock dividend policy. Accordingly, the Company did not pay a dividend on its common stock and common units for the first quarter ended March 31, 2020. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations.

BHR Reports First Quarter Results

May 21, 2020

PORTFOLIO REVPAR
As of March 31, 2020, the portfolio consisted of thirteen hotels.

•	Comparable RevPAR decreased 14.8% to $206.90 for all hotels on a 7.6% increase in ADR and a 20.8% decrease in occupancy.

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS
The Company believes year-over-year Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. To help investors better understand the substantial seasonality in the Company’s portfolio, the Company provides quarterly detail on its Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Company’s portfolio as of the end of the current period. As the Company’s portfolio mix changes from time to time so will the seasonality for Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin.

“The uncertainty and global concern as a result of the devastating COVID-19 pandemic have generated significant challenges to the hospitality industry,” said Richard J. Stockton, Braemar’s President and Chief Executive Officer. “Our strategic actions in response to the crisis have been focused on ensuring the safety of our associates and guests, protecting our hotels and maintaining adequate levels of liquidity. As we look forward, we are fortunate to have started the year with a very well positioned portfolio, including recent renovations, that we expect to begin to ramp up in the second half of this year. Our leverage strategy has coped well with the pandemic and we look forward to continuing to deleverage as positive operating cash flows resume and our hotels return to profitability.”

INVESTOR CONFERENCE CALL AND SIMULCAST
Braemar will conduct a conference call on Friday, May 22, 2020 at 11:00 a.m. ET. The number to call for this interactive teleconference is (201) 493-6725. A replay of the conference call will be available through Friday, May 29, 2020, by dialing (412) 317-6671 and entering the confirmation number, 13702343.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2020 earnings release conference call. The live broadcast of Braemar’s quarterly conference call will be available online at the Company’s web site, www.bhrreit.com on Friday, May 22, 2020, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

We use certain non-GAAP measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer real estate investment trusts more meaningful. Non-GAAP financial measures, which should not be relied upon as a substitute for GAAP measures, used in this press release are FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA. Please refer to our most recently filed Annual Report on Form 10-K for a more detailed description of how these non-GAAP measures are calculated. The reconciliations of non-GAAP measures to the closest GAAP measures are provided below and provide further details of our results for the period being reported.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
* * * * *

BHR Reports First Quarter Results

May 21, 2020

Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements in this press release may include, among others, statements about the implied share price for the Company's common stock. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19 on our business and investment strategy; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our ability to obtain future financing arrangements or restructure existing property level indebtedness; our understanding of our competition; market trends; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Investments in hotel properties, gross	$1,794,504	$1,791,174
Accumulated depreciation	(325,322)	(309,752)
Investments in hotel properties, net	1,469,182	1,481,422
Cash and cash equivalents	141,793	71,995
Restricted cash	45,418	58,388
Accounts receivable, net of allowance of $220 and $153, respectively	13,834	19,053
Inventories	2,718	2,794
Prepaid expenses	6,603	4,992
Investment in OpenKey	1,885	1,899
Derivative assets	650	582
Other assets	15,446	13,018
Operating lease right-of-use assets	82,255	82,596
Intangible assets, net	4,924	5,019
Due from related parties, net	854	551
Due from third-party hotel managers	16,953	16,638
Total assets	$1,802,515	$1,758,947

LIABILITIES AND EQUITY
Liabilities:
Indebtedness, net	$1,134,488	$1,058,486
Accounts payable and accrued expenses	87,440	94,919
Dividends and distributions payable	3,208	9,143
Due to Ashford Inc., net	3,248	4,344
Due to third-party hotel managers	1,663	1,685
Operating lease liabilities	61,064	61,118
Other liabilities	17,906	17,508
Total liabilities	1,309,017	1,247,203

5.50% Series B Cumulative Convertible Preferred Stock, $0.01 par value, 5,031,473 and 5,008,421 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	107,352	106,920
Redeemable noncontrolling interests in operating partnership	36,786	41,570
Equity:
Preferred stock, $0.01 value, 80,000,000 shares authorized:
Series D Cumulative Preferred Stock, 1,600,000 shares issued and outstanding at March 31, 2020 and December 31, 2019	16	16
Common stock, $0.01 par value, 250,000,000 shares authorized, 33,510,912 and 32,885,217 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	335	329
Additional paid-in capital	524,341	519,551
Accumulated deficit	(166,108)	(150,629)
Total stockholders' equity of the Company	358,584	369,267
Noncontrolling interest in consolidated entities	(9,224)	(6,013)
Total equity	349,360	363,254
Total liabilities and equity	$1,802,515	$1,758,947

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
REVENUE
Rooms	$70,468	$76,731
Food and beverage	28,803	32,114
Other	18,249	19,663
Total hotel revenue	117,520	128,508
Other	—	5
Total revenue	117,520	128,513
EXPENSES
Hotel operating expenses:
Rooms	17,880	16,982
Food and beverage	23,901	22,210
Other expenses	42,090	38,895
Management fees	3,877	4,416
Total hotel operating expenses	87,748	82,503
Property taxes, insurance and other	7,660	7,460
Depreciation and amortization	18,338	16,686
Advisory services fee:
Base advisory fee	2,621	2,660
Reimbursable expenses	544	580
Incentive fee	—	1,314
Non-cash stock/unit-based compensation	1,904	1,470
Transaction costs	—	634
Corporate, general and administrative:
Non-cash stock/unit-based compensation	35	19
Other general and administrative	1,897	1,107
Total operating expenses	120,747	114,433
OPERATING INCOME (LOSS)	(3,227)	14,080
Equity in earnings (loss) of unconsolidated entity	(40)	(50)
Interest income	129	362
Other income (expense)	(138)	(117)
Interest expense	(10,826)	(13,013)
Amortization of loan costs	(1,071)	(1,180)
Write-off of loan costs and exit fees	—	(312)
Unrealized gain (loss) on investments	—	707
Unrealized gain (loss) on derivatives	1,156	(872)
INCOME (LOSS) BEFORE INCOME TAXES	(14,017)	(395)
Income tax (expense) benefit	(1,370)	(927)
NET INCOME (LOSS)	(15,387)	(1,322)
(Income) loss attributable to noncontrolling interest in consolidated entities	572	(99)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	1,885	440
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(12,930)	(981)
Preferred dividends	(2,555)	(2,532)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(15,485)	$(3,513)

INCOME (LOSS) PER SHARE – BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(0.48)	$(0.11)
Weighted average common shares outstanding – basic	32,474	32,115
Diluted:
Net income (loss) attributable to common stockholders	$(0.48)	$(0.11)
Weighted average common shares outstanding – diluted	32,474	32,115
Dividends declared per common share:	$—	$0.16

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income (loss)	$(15,387)	$(1,322)
Interest expense and amortization of loan costs	11,897	14,193
Depreciation and amortization	18,338	16,686
Income tax expense (benefit)	1,370	927
Equity in (earnings) loss of unconsolidated entity	40	50
Company's portion of EBITDA of OpenKey	(39)	(49)
EBITDA and EBITDAre	16,219	30,485
Amortization of favorable (unfavorable) contract assets (liabilities)	207	119
Transaction and conversion costs	491	634
Other (income) expense	138	117
Write-off of loan costs and exit fees	—	312
Unrealized (gain) loss on investments	—	(707)
Unrealized (gain) loss on derivatives	(1,156)	872
Non-cash stock/unit-based compensation	1,985	1,528
Legal, advisory and settlement costs	613	71
Advisory services incentive fee	—	1,314
Company's portion of adjustments to EBITDAre of OpenKey	3	11
Adjusted EBITDAre	$18,500	$34,756
BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net income (loss)	$(15,387)	$(1,322)
(Income) loss attributable to noncontrolling interest in consolidated entities	572	(99)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	1,885	440
Preferred dividends	(2,555)	(2,532)
Net income (loss) attributable to common stockholders	(15,485)	(3,513)
Depreciation and amortization on real estate	17,559	15,904
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(1,885)	(440)
Equity in (earnings) loss of unconsolidated entity	40	50
Company's portion of FFO of OpenKey	(40)	(51)
FFO available to common stockholders and OP unitholders	189	11,950
Series B Cumulative Convertible Preferred Stock dividends	1,730	1,707
Transaction and conversion costs	491	634
Other (income) expense	138	117
Interest expense accretion on refundable membership club deposits	213	225
Write-off of loan costs and exit fees	—	312
Amortization of loan costs	1,053	1,155
Unrealized (gain) loss on investments	—	(707)
Unrealized (gain) loss on derivatives	(1,156)	872
Non-cash stock/unit-based compensation	1,985	1,528
Legal, advisory and settlement costs	613	71
Advisory services incentive fee	—	1,314
Company's portion of adjustments to FFO of OpenKey	3	11
Adjusted FFO available to common stockholders and OP unitholders	$5,259	$19,189
Adjusted FFO per diluted share available to common stockholders and OP unitholders	$0.12	$0.44
Weighted average diluted shares	43,751	43,474

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
SUMMARY OF INDEBTEDNESS
MARCH 31, 2020
(dollars in thousands)
(unaudited)

Lender	Hotels	Maturity	Interest Rate	Fixed-Rate Debt	Floating-Rate Debt		Total Debt
JPMorgan	Park Hyatt Beaver Creek	April 2020	LIBOR + 2.75%	$—	$67,500	(1)	$67,500
BAML	See footnote	June 2020	LIBOR + 2.16%	—	435,000	(2)	435,000
Apollo	Ritz-Carlton, St. Thomas	August 2021	LIBOR + 3.95%	—	42,500	(3)	42,500
BAML	Hotel Yountville	May 2022	LIBOR + 2.55%	—	51,000		51,000
BAML	Bardessono	August 2022	LIBOR + 2.55%	—	40,000		40,000
BAML secured revolving credit facility	N/A	October 2022	Base Rate(5) + 1.25% to 2.50% or LIBOR + 2.25% to 3.50%	—	75,000	(4)	75,000
BAML	Ritz-Carlton, Sarasota	April 2023	LIBOR + 2.65%	—	100,000		100,000
BAML	Ritz-Carlton, Lake Tahoe	January 2024	LIBOR + 2.10%	—	54,000		54,000
Prudential	Capital Hilton and Hilton Torrey Pines	February 2024	LIBOR + 1.70%	—	195,000		195,000
BAML	Pier House Resort	September 2024	LIBOR + 1.85%	—	80,000		80,000
Total				$—	$1,140,000		$1,140,000
Percentage				—%	100.0%		100.0%
Weighted average interest rate				—%	3.31%		3.31%
All indebtedness is non-recourse with the exception of the secured revolving credit facility.
(1)    This mortgage loan has three one-year extension options subject to satisfaction of certain conditions, of which the second was exercised in April 2020.

(2)
This mortgage loan has five one-year extension options subject to satisfaction of certain conditions. This mortgage loan is secured by the Chicago Sofitel Magnificent Mile, San Francisco Courtyard Downtown, Seattle Marriott Waterfront and The Notary Hotel.

(3)    This mortgage loan has three one-year extension options subject to satisfaction of certain conditions.

(4)
This credit facility has two one-year extension options subject to advance notice, certain conditions and a 0.25% extension fee beginning October 2022. This secured revolving credit facility has a borrowing capacity of $75M.

(5)    Base Rate, as defined in the secured revolving credit facility agreement, is the greater of (i) the prime rate set by Bank of America, or (ii) federal funds rate + 0.5%, or (iii) LIBOR + 1.0%.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED
MARCH 31, 2020
(dollars in thousands)
(unaudited)

Lender	Hotels	2020	2021	2022	2023	2024	Thereafter	Total
JPMorgan	Park Hyatt Beaver Creek	$—	$—	$67,500	$—	$—	$—	$67,500
BAML	Hotel Yountville	—	—	51,000	—	—	—	51,000
BAML	Bardessono	—	—	40,000	—	—	—	40,000
BAML	Ritz-Carlton, Sarasota	—	—	—	98,000	—	—	98,000
BAML	Ritz-Carlton, Lake Tahoe	—	—	—	—	54,000	—	54,000
Prudential	Capital Hilton and Hilton Torrey Pines	—	—	—	—	195,000	—	195,000
Apollo	Ritz-Carlton, St. Thomas	—	—	—	—	42,500	—	42,500
BAML	Pier House Resort	—	—	—	—	80,000	—	80,000
BAML secured revolving credit facility	N/A	—	—		—	75,000	—	75,000
BAML	See footnote 1	—	—	—	—	—	435,000	435,000
Principal due in future periods		$—	$—	$158,500	$98,000	$446,500	$435,000	$1,138,000
Scheduled amortization payments remaining		—	500	1,000	500	—	—	2,000
Total indebtedness		$—	$500	$159,500	$98,500	$446,500	$435,000	$1,140,000
(1)    This mortgage loan is secured by the Chicago Sofitel Magnificent Mile, San Francisco Courtyard Downtown, Seattle Marriott Waterfront and The Notary Hotel.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(unaudited)

ALL HOTELS:
	Three Months Ended March 31,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2020	2020	2020	2019	2019	2019	% Variance	% Variance
Rooms revenue (in thousands)	$69,876	$—	$69,876	$76,249	$1,719	$77,968	(8.36)%	(10.38)%
RevPAR	$206.90	$—	$206.90	$239.17	$722.13	$242.75	(13.49)%	(14.77)%
Occupancy	59.82%	—%	59.82%	75.48%	77.52%	75.50%	(20.75)%	(20.77)%
ADR	$345.88	$—	$345.88	$316.86	$931.53	$321.54	9.16%	7.57%

NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2020, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)	All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)	The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
HOTEL EBITDA
(dollars in thousands)
(unaudited)

ALL HOTELS:	Three Months Ended
	March 31,
	2020	2019	% Variance
Total hotel revenue	$116,731	$128,026	(8.82)%
Non-comparable adjustments	—	2,671
Comparable total hotel revenue	$116,731	$130,697	(10.69)%

Hotel EBITDA	$26,723	$39,689	(32.67)%
Non-comparable adjustments	138	594
Comparable hotel EBITDA	$26,861	$40,283	(33.32)%
Hotel EBITDA margin	22.89%	31.00%	(8.11)%
Comparable hotel EBITDA margin	23.01%	30.82%	(7.81)%

Hotel EBITDA adjustments attributable to consolidated noncontrolling interests	$957	$1,866	(48.71)%
Hotel EBITDA attributable to the Company and OP unitholders	$25,766	$37,823	(31.88)%
Comparable hotel EBITDA attributable to the Company and OP unitholders	$25,904	$38,417	(32.57)%
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2020, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)	All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)	The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

(4)	See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2020
	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	$(2,046)	$(13,341)	$(15,387)
Interest income	(62)	62	—
Interest expense	4,906	5,920	10,826
Amortization of loan cost	282	789	1,071
Depreciation and amortization	18,338	—	18,338
Income tax expense (benefit)	335	1,035	1,370
Non-hotel EBITDA ownership expense	4,970	(4,970)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	26,723	(10,505)	16,218
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	(957)	957	—
Equity in earnings (loss) of unconsolidated entities	—	40	40
Company's portion of EBITDA of OpenKey	—	(39)	(39)
Hotel EBITDA attributable to the Company and OP unitholders	$25,766	$(9,547)	$16,219
Non-comparable adjustments	138
Comparable hotel EBITDA	$26,861

NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2020, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2019
	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	$16,470	$(17,792)	$(1,322)
Non-property adjustments	—	—	—
Interest income	(62)	62	—
Interest expense	4,856	8,157	13,013
Amortization of loan cost	345	835	1,180
Depreciation and amortization	16,686	—	16,686
Income tax expense (benefit)	115	812	927
Non-hotel EBITDA ownership expense	1,279	(1,279)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	39,689	(9,205)	30,484
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	(1,866)	1,866	—
Equity in earnings (loss) of unconsolidated entities	—	50	50
Company's portion of EBITDA of OpenKey	—	(49)	(49)
Hotel EBITDA attributable to the Company and OP unitholders	$37,823	$(7,338)	$30,485
Non-comparable adjustments	594
Comparable hotel EBITDA	$40,283
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2020, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.